UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2006

GREATER CHINA MEDIA AND ENTERTAINMENT CORP.
(formerly AGA Resources, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51781

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

10th Floor, Building A, Tongyongguoji Center
No.3 Jianguomenwai Road, Chaoyang District, Beijing
China 100101

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2222

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Greater China Media and Entertainment Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2006, the Registrant and Omega Services entered into a Termination of Agreement (the “Agreement”), pursuant to which a Purchase Agreement, dated May 19, 2006, was mutually terminated. A copy of the Agreement is attached hereto as Exhibit 10.

Pursuant to the Purchase Agreement, the Buyer agreed to purchase, and the Seller agreed to sell, certain diamond core drilling equipment useful in the Buyer’s mining activities for an aggregate purchase price of C$40,365.12, which sum was to be paid in three installments over a six month period of time. To date, the Buyer had paid the Seller C$10,000.00.

The Agreement terminates all further financial obligations of the Buyer to the Seller, provided that the Buyer returns the equipment to the Seller in the same condition as it was in when purchased. It also contains a mutual release.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 11, 2006, James McLeod, Secretary, Treasurer, Principal Accounting Officer and Principal Financial Officer resigned from all positions with the Company.

Exhibit Index

Exhibit
No.__ Exhibit Description

10 Termination of Agreement, dated September 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER CHINA MEDIA AND ENTERTAINMENT CORP.

Date: September 11, 2006	By:	/s/ Xin Wei
Xin Wei
Title: Chairman